EXHIBIT 99.3

LICENSE AGREEMENT

This License Agreement (“Agreement”) is dated as of December 8, 2005, by and between Instinet Holdings Incorporated f/k/a Iceland Acquisition Corp., a Delaware corporation (“Licensee”), and Norway Acquisition Corp. f/k/a Instinet Group Incorporated, a Delaware corporation (“Licensor”).

WHEREAS, Licensee, Licensor and The Nasdaq Stock Market, Inc. (“Parent”) entered into that certain Transaction Agreement dated as of April 22, 2005 (the “Transaction Agreement”), pursuant to which Parent and Licensor agreed to sell to Licensee all of the Newco Assets;

WHEREAS, the Transaction Agreement provides that Licensor shall enter into this Agreement with Licensee.

NOW, THEREFORE, in consideration of the Transaction Agreement, the premises and of the mutual covenants, representations, warranties and agreements contained herein and therein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

ARTICLE II

LICENSE

Section 2.01 License

(a) Licensor hereby grants to Licensee a non-exclusive right and license to use, reproduce and modify the software described in Schedule 1 (the “Software”) in both object and source code form. Licensee may exercise its rights to the Software in connection with the conduct of its business, which includes providing services to customers who may be provided with components of the Software to receive such services.

(b) Licensee may grant sublicenses under its rights to the Software to its Subsidiaries and Affiliates.

Section 2.02 Delivery. Within ten (10) days after the Closing Date, and again six (6) months thereafter, Licensor shall deliver one (1) then-current copy of the Software, in both source and object code format, to Licensee at Licensee’s address set forth in Section 8.04. Until the date six (6) months following the Closing Date (“Software Services Termination Date”), Licensor will reasonably co-operate with Licensee’s efforts to render the Software operational within Licensee’s environment, provided that Licensee will compensate Licensor for any such co-operation provided on a time and materials basis at the Hourly Services Rate stated in Schedule 1.

Section 2.03 Provisioning of Interim Services. Until the Software Services Termination Date, Licensor will provide Licensee with access to and use of the Software from Licensor’s facilities, including providing the electronic files generated by such access and use of IFS to Licensee, consistent with (i) with respect to IFS, Licensee’s access to and use of such Software in the six (6) months before the Closing (except to the extent any reduction to such access and use is not, individually or in the aggregate, materially adverse to the conduct of Licensee’s business or Licensee’s relationship with any customer, and provided that such reduction is consistent with a reduction in such access and use with respect to Licensor’s business) and, (ii) with respect to VTE, the manner in which Iceland provided such Software to its customers in the six (6) months before the Closing. The base cost of such access and use is included within the annual fees for the Software stated in Schedule 1. Until the Software Services Termination Date, subject to Section 6.01(a) of the Transaction Agreement, Licensee may request, and Licensor may agree, to provide additional services with respect to the Licensed Software. Licensee will compensate Licensor for Licensor’s performance of any such additional services on a time and materials basis at the Hourly Services Rates stated in Schedule 1, except for additional services that constitute enhancements to the Software, the terms of which shall be separately negotiated and agreed by the parties.

Section 2.04 Disclaimer of Warranties; Sole Risk

(a) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 2.02 AND 2.03, LICENSEE ACKNOWLEDGES AND AGREES THAT THE SOFTWARE IS LICENSED TO IT AND THE PROVISION OF ALL SERVICES AND OTHER ASSISTANCE ON AN “AS IS, WHERE IS” BASIS, AND THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER IN CONNECTION WITH THE SOFTWARE OR THE SERVICES, AND LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED INCLUDING ANY WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

(b) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 2.02 AND 2.03, LICENSEE ACKNOWLEDGES AND AGREES THAT ITS USE OF THE SOFTWARE AND SERVICES IS AT ITS SOLE RISK.

ARTICLE III

INTELLECTUAL PROPERTY RIGHTS

Section 3.01 Licensor Ownership. Licensee acknowledges that Licensor owns all right, title and interest in and to the Software and any modifications to the Software made by Licensor or on its behalf, and no right or title to the Software is transferred to Licensee by virtue of this Agreement other than as stated in this Agreement.

Section 3.02 Licensee Ownership. Licensee shall own all modifications of the Software made by Licensee or by third parties on its behalf (“Modifications”). Any such modification or attempted modification shall be at Licensee’s sole risk and expense.

ARTICLE IV

PAYMENT

Section 4.01 Fees. In consideration of all rights granted herein, Licensee shall pay to Licensor an annual fee for each component of Software for each year commencing with the date of the Closing as stated in Schedule 1.

Section 4.02 Billing and Payment Terms. Any amounts due under this Agreement shall be billed and paid for in the following manner: (a) on the Closing, Licensee shall pay to Licensor the annual fee for the upcoming year and any sales, use or similar taxes imposed on Licensee’s use of the Software which Licensor is obligated to and does collect and pay; (b) thereafter, Licensor shall invoice Licensee on an annual basis, measured from the Closing Date, for the amount of the annual fee for the upcoming year and any such sales, use or similar taxes imposed on Licensee’s use of the Software which Licensor is obligated to and does collect and pay; and (c) each such invoice shall be payable within thirty (30) days after the Licensee’s receipt of the invoice, but no earlier than the renewal anniversary date.

ARTICLE V

CONFIDENTIAL INFORMATION

Section 5.01 Confidential Information. All Confidential Information of one party (“Disclosing Party”) received by the other party (“Receiving Party”) in connection with this Agreement or by reason of the provision of services pursuant hereto, shall be held in confidence, and the Receiving Party shall take all steps reasonably necessary to preserve the confidentiality thereof. Without limiting the generality of the foregoing, the Receiving Party shall hold such information in confidence with the same degree of care with respect to such Confidential Information as the Receiving Party would take to preserve the confidentiality of its own similar information. One party’s Confidential Information shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement or the provision of services pursuant hereto, or except as required by applicable Law, provided that to the extent permitted under applicable Law the Disclosing Party is given a reasonable opportunity to obtain a protective order. The Receiving Party shall limit its use of and access to the Disclosing Party’s Confidential Information to only those of its employees and other representatives whose responsibilities require such use or access. The Receiving Party shall advise all such employees and other representatives of the confidential nature of the Confidential Information and require them to abide by the terms of this Agreement. The Receiving Party shall be liable for any breach of this Agreement by any of its employees and other representatives. Notwithstanding anything otherwise set forth herein, a Receiving Party may disclose Confidential Information: (a) to the extent revealed to a government agency with regulatory or oversight jurisdiction over the Receiving Party; or (b) in the course of fulfilling any of the Receiving Party’s regulatory responsibilities, including responsibilities over members and associated persons under the Exchange Act or other applicable law. “Confidential Information” of a Disclosing Party means all business information disclosed by the Disclosing Party to the Receiving Party in connection with this Agreement or the provision of services pursuant hereto unless it is or later becomes publicly available through no breach of the terms hereof by the Receiving Party, or it was or later is rightfully developed or obtained by the Receiving Party from independent sources free from any duty of confidentiality. Confidential Information shall include the terms of this Agreement, but not the fact that this Agreement has been signed, the identity of the parties hereto or the identity of services.

ARTICLE VI

TERM AND TERMINATION

Section 6.01 Term. The initial term of this Agreement begins on the Closing Date and shall continue for six (6) years (the “Initial Term”). Thereafter, this Agreement shall not renew unless Licensee has given notice pursuant to Section 6.02.

Section 6.02 Termination and Renewal. Licensee may renew this Agreement following the Initial Term for successive one-year terms by providing Licensor with written notice at least thirty (30) days before the end of the then-current term. “Term” means the Initial Term together with any such renewal term. For the sake of clarity, except for the termination rights contained in this Section 6.02, the earliest effective date of any such termination is six (6) years following the Closing Date. Licensor may terminate this Agreement immediately in the event that Licensee materially breaches any of its obligations under this Agreement and does not cure the breach within thirty (30) days after written notice thereof. In addition, Licensor may terminate this Agreement immediately upon notice in the event of any Third Party Claim or Claims brought against Licensor arising out of or related to Licensee’s, its customers’, its Subsidiaries’ or its Affiliates’ use of the Software that is or are reasonably likely to result, either individually or in the aggregate, in Licensor incurring material Losses. Licensee shall be entitled to a pro rata refund of any pre-paid annual fee for any period that follows any termination in accordance with the preceding sentence or (ii) for Licensor’s material breach not materially cured in accordance with this section. Notwithstanding the foregoing, if Licensor materially breaches its obligation to provide services under Section 2.03, Licensee shall be entitled to a refund of the annual fees paid by it for the first year of this Agreement, but will not otherwise have the right to terminate this Agreement; for avoidance of doubt, if such breach occurs, Newco will remain obligated as provided in this Agreement to pay all fees for the remainder of the Term and the software license will remain in effect.

ARTICLE VII

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 7.01 Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless the Company Indemnitees from and against any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys’ fees and expenses in connection therewith) (collectively,

“Losses”) suffered by the Company Indemnitees arising out of or resulting from, directly or indirectly, (i) any breach of this Agreement by Licensee, and (ii) any claim by any third party that any Modification infringes or otherwise violates the intellectual property rights of such third party.

Section 7.02 Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless Licensee, Licensee’s parent, and each of their respective directors, officers, partners, members, employees and other representatives, advisors and agents (collectively, “Representatives”), Subsidiaries and Affiliates and all direct and indirect Representatives of such Representatives, Subsidiaries and Affiliates (collectively, the “Newco Indemnitees”) from and against any and all Losses suffered by the Newco Indemnitees arising out of or resulting from, directly or indirectly, any breach of this Agreement by Licensor.

Section 7.03 Indemnification Procedures

(a) As used herein, “Indemnitor” and “Indemnitee” shall mean (i) Licensee and a Company Indemnitee, respectively, for indemnification covered by Section 7.01 and (ii) Licensor and Newco Indemnitee, respectively, for indemnification covered by Section 7.02.

(b) If an Indemnitee shall receive notice of a Third Party Claim with respect to which Indemnitor may be obligated to provide indemnification, such Indemnitee shall give Indemnitor prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 7.03 shall not relieve Indemnitor of its obligations under this Article VII, except to the extent that Indemnitor is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Loss that has been or may be sustained by such Indemnitee.

(c) If an Indemnitee gives notice of a Third Party Claim to Indemnitor, Indemnitor shall have thirty (30) days after receipt of notice to elect, at its option, to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnitee to the fullest extent permitted by applicable law. If Indemnitor shall undertake to compromise or defend any such Third Party Claim, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to cooperate fully with Indemnitor and its counsel in the compromise of, or defense against, any such Third Party Claim; provided, however, that Indemnitor shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money damages and includes a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto. Notwithstanding an election to assume the defense of such Action, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the Indemnitee shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by Indemnitor inappropriate or (ii) Indemnitor shall have authorized the Indemnitee to employ separate counsel at Indemnitor’s expense. In any event, the Indemnitee and Indemnitor and their counsel shall cooperate in the defense of any Third Party Claim and keep such persons informed of all developments relating to any such Third Party Claim, and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnitee’s cooperation shall be borne by Indemnitor. In any event, the Indemnitee shall have the right at its own expense to participate in the defense of such asserted liability. If Indemnitor does not elect to defend such Third Party Claim or does not defend such Third Party Claim in good faith, the Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor’s expense, to defend such Third Party Claim; provided, however, that (i) the Indemnitee shall not have any obligation to participate in the defense of, or defend, any such Third Party Claim; (ii) the Indemnitee’s defense of or participation in the defense of any such claim shall not in any way diminish or lessen the obligations of Indemnitor under this Article VII; and (iii) the Indemnitee shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of Indemnitor (which consent will not be unreasonably withheld or delayed).

Section 7.04 Consequential Damages. EXCEPT WITH RESPECT TO CLAIMS ARISING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, AND CLAIMS THAT ARISE OUT OF A BREACH OF SECTION 5.01, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS OR ANY INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE SAKE OF CLARITY, THIS SECTION 7.04 SHALL NOT LIMIT THE PARTIES’ INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 7.01 AND 7.02, EXCEPT THAT NEITHER PARTY SHALL BE ENTITLED TO ASSERT A CLAIM FOR CONSEQUENTIAL DAMAGES AGAINST THE OTHER PURSUANT TO SECTION 7.01 OR 7.02. WITH RESPECT TO CLAIMS FOR CONSEQUENTIAL DAMAGES PERMITTED UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR ALL SUCH CLAIMS HEREUNDER EXCEED $500,000.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, but any such assignment by any party hereto shall not relieve such assigning party of any of its obligations or agreements hereunder unless expressly agreed to in writing by each other party hereto in its sole discretion; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, upon written notice to the other party, (i) Licensee may assign its rights and/or delegate its obligations hereunder to any one or more of its

Subsidiaries and (ii) Licensor may assign its rights and/or delegate its obligations hereunder to any one or more of its Subsidiaries; provided, that no such assignment or delegation shall relieve Licensee or Licensor of its obligations hereunder without the written consent of the other.

Section 8.02 No Waiver. No waiver by either party hereto of any breach of any covenant, agreement, representation or warranty hereunder shall be deemed a waiver of any preceding or succeeding breach of the same. The exercise of any right granted to either party herein shall not operate as a waiver of any default or breach on the part of the other party hereto. Each and all of the several rights and remedies of either party hereto under this Agreement shall be construed as cumulative and no one right as exclusive of the others.

Section 8.03 Entire Agreement; Amendments. This Agreement (together with the documents and instruments referred to herein, including the Transaction Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto and thereto any rights or remedies; provided, however, that the Indemnitees are intended to be third party beneficiaries of the provisions of Article VII and each of such persons shall have the right to enforce such provisions as if they were parties hereto.

Section 8.04 Notices. All notices, requests and demands to or upon the respective parties hereto, and all statements, accountings and payments given or required to be given hereunder, shall be made by personal service, or sent by certified mail, return receipt requested, postage prepaid, or by facsimile addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto, and shall be deemed received when delivered to the designated address:

if to Licensee, to:

Instinet Group, LLC

Office of the General Counsel

3 Times Square - 7th Floor

New York, New York 10036

if to Licensor, to:

The Nasdaq Stock Market, Inc.

Office of the General Counsel - Contracts Group

9600 Blackwell Road

Rockville, Maryland 20850

Section 8.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without reference to such State’s principles of conflict of laws.

Section 8.06 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such expenses.

Section 8.07 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated herein is affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 8.08 Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. Notwithstanding the terms of this Agreement, each party retains responsibility for the management and operation of all aspects of their respective business, that the role of Licensor as it relates to the services is that of a service provider, and that Licensor does not assume any general management or operational responsibility for any aspect of the Licensee’s business.

Section 8.09 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 8.10 Specific Performance. The parties agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedy at law or equity, each party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

Section 8.11 Jurisdiction; Venue; Waiver of Jury Trial. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware in the event of any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or a Federal court sitting in the State of Delaware. In any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such Action is brought in an inconvenient forum or that the venue of such Action is improper. Each of the parties also hereby agrees that any final and unappealable judgment against a party in connection with any such Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such judgment shall be conclusive evidence of the fact and amount of such judgment. To the fullest extent permitted by law, each of the parties irrevocably waives all right to trial by jury in any Action or counterclaim arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement.

Section 8.12 Survival. Articles I and III, Section 5.01, Article VII, and Sections 8.04, 8.05 and 8.10 shall survive termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NORWAY ACQUISITION CORP.

By:	/s/ David Warren
Name:	David Warren
Title:	Chief Financial Officer

INSTINET HOLDINGS INCORPORATED

By:	/s/ Michael Bingle
Name:	Michael Bingle
Title:	Managing Director